Exhibit 23.2

Deloitte & Touche LLP

200 Berkeley Street

Boston, Massachusetts 02116-5022

Tel: (617) 437-2000

Fax: (617) 437-2111

www.us.deloitte.com

DELOITTE

& TOUCHE

Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement of Environmental Power Corporation on Form S-8 of our report dated February 28, 2003, appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 6, 2003